QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference of our report dated October 3, 2006, relating to our audit of the Statement of Direct Revenues and Direct Operating Expenses—Assets acquired from Stallion Energy LLC for the years ended December 31, 2005 and 2004, in the Registration Statement on Form S-3 and related Prospectus of Linn Energy, LLC for the registration of units representing limited liability company interests.

        We consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Hein & Associates LLP Houston, Texas December 17, 2007

QuickLinks

  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM